Exhibit 99.1

Whole Earth Brands, Inc. Completes Accretive Acquisition of Wholesome

and Reiterates 2020 Guidance

Chicago, Illinois – February 8, 2021 – Whole Earth Brands, Inc. (the “Company” or “Whole Earth Brands”) (Nasdaq: FREE), a global food company enabling healthier lifestyles by providing access to premium plant-based sweeteners, flavor enhancers and other foods through a diverse portfolio of trusted brands and delicious products, today announced that it has completed its accretive acquisition of all of the issued and outstanding capital stock of WSO Investments, Inc. (“WSO Investments”), the holding company for Wholesome Sweeteners Incorporated (“Wholesome”), the #1 organic sweetener brand in North America. The Company is also reiterating its 2020 guidance.

The acquisition of Wholesome together with the Company’s previously announced acquisition of Swerve (a rapidly growing manufacturer and marketer of a portfolio of zero sugar, keto-friendly, and plant-based sweeteners and baking mixes), is expected to double the Company’s North American market share in only seven months since becoming a public company on June 25, 2020. The acquisitions significantly move Whole Earth Brands’ portfolio mix toward natural sweeteners which now represent, on a proforma basis, approximately 85% of its North American Branded CPG business.

Irwin D. Simon, Executive Chairman, stated, “In a very short period of time the Whole Earth Brands team has made tremendous progress in reshaping our North American and natural products portfolio through organic growth and the acquisitions of Swerve and Wholesome. Going into 2021 and beyond, we believe that our team has significantly strengthened our business, opening new doors for growth opportunities globally across all channels.”

Albert Manzone, Whole Earth Brands Chief Executive Officer commented, “I’m pleased to announce the closing of the Wholesome acquisition and welcome Nigel Willerton and his team to the Whole Earth Brands family. The transformation of Whole Earth Brand’s business over the past seven months has been dramatic. We believe that we are well-positioned in key growth categories within natural sweeteners and global markets with a strong portfolio of brands. Looking ahead, our focus is on strong execution of our integration strategy, while we support our portfolio of better-for-you brands across channels with our valued customers.”

Whole Earth Brands funded the $180 million of purchase price payable at closing (which remains subject to certain customary purchase price adjustments and excludes the post-closing earn-out, if any), through a combination of a $375 million dollar term loan and a $75 million revolver. Proforma for the transaction, the Company estimates its Net Debt-to-Adjusted EBITDA1 leverage ratio to be approximately 4.5x proforma 2020 adjusted EBITDA, as if it had owned both assets on January 1, 2020. Whole Earth Brands remains committed to reducing its leverage to its 3.0x target through a combination of organic growth and strong free cash flow generation.

Reiterating 2020 Guidance

The Company is reiterating its full year 2020 guidance:

•	Net product revenues in the range of $270 million to $280 million

•	Adjusted EBITDA[1] in the range of $54 million to $57 million

The Company will provide 2021 guidance alongside its fourth quarter earnings and 10-K reporting on March 16, 2021.

1Adjusted EBITDA is a non-GAAP measure.

About Whole Earth Brands

Whole Earth Brands is a global food company enabling healthier lifestyles and providing access to premium plant-based sweeteners, flavor enhancers and other foods through our diverse portfolio of trusted brands and delicious products, including Whole Earth Sweetener®, Wholesome®, Swerve®, Pure Via®, Equal® and Canderel®. With food playing a central role in people’s health and wellness, Whole Earth Brands’ innovative product portfolio addresses the growing consumer demand for more dietary options, baking ingredients and taste profiles. Our world-class global distribution network is the largest provider of plant-based sweeteners. We distribute our portfolio of products in more than 100 countries with a vision to expand our portfolio to responsibly meet local preferences. We are committed to helping people enjoy life’s everyday moments and the celebrations that bring us together. For more information on how we "Open a World of Goodness®,” please visit www.WholeEarthBrands.com.

Non-GAAP Financial Measures

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) such as Adjusted EBITDA and certain ratios and other metrics derived therefrom. Adjusted EBITDA is net income before interest, taxes, depreciation and amortization and non-recurring costs and expenses. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the presentation of these measures may not be comparable to similarly-titled measures used by other companies. We believe (i) these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends; and (ii) the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which items of expense and income are excluded or included in determining these non-GAAP financial measures. We have not provided a reconciliation of projected adjusted EBITDA due to the difficulty in estimating the components by which future net income is estimated.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning Whole Earth Brands, Inc. (the “Company” or “Whole Earth Brands”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of management, as well as assumptions made by, and information currently available to, management.

Forward-looking statements may be accompanied by words such as “achieve,” “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “drive,” “estimate,” “expect,” “forecast,” “future,” “grow,” “improve,” “increase,” “intend,” “may,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or similar words, phrases or expressions. Examples of forward-looking statements included in this earnings release include, but are not limited to, our 2020 guidance and the expected benefits (financial and others) from the Wholesome and Swerve transactions. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the Company’s ability to integrate Wholesome and Swerve and achieve the anticipated benefits of the transaction in a timely manner or at all; the extent of the impact of the COVID-19 pandemic, including the duration, spread, severity, and any recurrence of the COVID-19 pandemic, the duration and scope of related government orders and restrictions, the impact on our employees, and the extent of the impact of the COVID-19 pandemic on overall demand for the Company’s products; local, regional, national, and international economic conditions that have deteriorated as a result of the COVID-19 pandemic, including the risks of a global recession or a recession in one or more of the Company’s key markets, and the impact they may have on the Company and its customers and management’s assessment of that impact; the impact of the COVID-19 pandemic on the Company’s suppliers, including disruptions and inefficiencies in the supply chain; competition and consolidation in the Company’s industry; the Company’s ability to manage costs; the Company’s ability to sustain rapid growth and launch new products; changes in consumer preferences; the Company’s ability to successfully implement its growth strategies on a timely basis, or at all; the Company’s reliance on exclusive distributors in certain jurisdictions; extensive and evolving government regulations that impact the way the Company operates; the Company’s dependence on sales to the worldwide tobacco industry; and other risks and uncertainties described in the documents the Company files (or furnishes) with the U.S. Securities and Exchange Commission from time to time.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These statements are subject to the risks and uncertainties indicated from time to time in the documents the Company files (or furnishes) with the U.S. Securities and Exchange Commission.

You are cautioned not to place undue reliance upon any forward-looking statements, which are based only on information currently available to the Company and speak only as of the date made. The Company undertakes no commitment to publicly update or revise the forward-looking statements, whether written or oral that may be made from time to time, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investor Relations Contact:

Whole Earth Brands

312-840-5001

investor@wholeearthbrands.com

ICR

Jeff Sonnek

646-277-1263

jeff.sonnek@icrinc.com

Media Relations Contact:

Wyecomm

Penny Kozakos

202-390-4409

Penny.Kozakos@wyecomm.com